UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2004

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

On March 8, 2004, the Company issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2003. The press release, dated March 8, 2004, is attached as Annex A to this Form 8-K. On March 8, 2004, the Company also included the press release on its website at www.kindredhealthcare.com.

Annex A is incorporated herein by reference and has been furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 8, 2004	By:	/s/ Richard A. Lechleiter
Richard A. Lechleiter
Senior Vice President and Chief Financial Officer

Annex A

[Kindred Logo appears here]

Contact:	Richard A. Lechleiter
Senior Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES FOURTH QUARTER RESULTS

Fourth Quarter Net Income from Continuing Operations – $15.5 million or $0.76 per Diluted Share

Fiscal Year Net Income from Continuing Operations – $49.5 million or $2.82 per Diluted Share

Peoplefirst Rehabilitation to Operate as New Division in 2004

LOUISVILLE, Ky. (March 8, 2004) – Kindred Healthcare, Inc. (the “Company”) (NASDAQ:KIND) today announced its operating results for the fourth quarter and year ended December 31, 2003. All financial and statistical information in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Fourth Quarter Results

Continuing Operations

Consolidated revenues for the fourth quarter ended December 31, 2003 increased 5% to $831 million from $792 million for the same period last year. Net income from continuing operations totaled $15.5 million or $0.76 per diluted share compared to $20.9 million or $1.21 per diluted share in the fourth quarter last year. Fourth quarter 2003 pretax operating results included a favorable adjustment of approximately $4 million for professional liability costs, a charge of approximately $3 million related to special incentive compensation awards and a credit of approximately $1 million to adjust accrued reorganization costs. Fourth quarter 2002 pretax operating results included additional professional liability costs of $8 million, a reduction in incentive compensation costs of approximately $9 million, a credit of approximately $4 million related to adjustments of certain information systems accruals and a $2 million gain from the sale of property.

Fourth quarter 2003 operating results also were impacted by certain changes in nursing center Medicare reimbursement. Beginning October 1, 2003, nursing center operating results were favorably impacted by a 3.26% correction to the market basket adjustment to Medicare payment rates. In addition, the annual 3% market basket increase also became effective on October 1, 2003. These adjustments together increased nursing center Medicare revenues by approximately $19 per patient day or $8 million for the fourth quarter of 2003.

Discontinued Operations

As previously disclosed, the Company acquired for resale ten unprofitable facilities from Ventas, Inc. (“Ventas”) (NYSE:VTR) in December 2003. The Company intends to dispose of these properties as soon as practicable. In addition, during the fourth quarter of 2003, the Company allowed two nursing center operating leases to expire, disposed of an ancillary services business in its hospital division, cancelled two hospital pulmonary management agreements and terminated two pharmacy infusion therapy partnerships. For accounting purposes, the operating results of these businesses and losses associated with these transactions have been classified as discontinued operations in the consolidated statement of operations for all historical periods.

Net operating losses for the previously discussed fourth quarter divestitures, along with the Florida and Texas nursing centers that were divested in the second quarter of 2003 (collectively, the “Divested Operations”), aggregated $3.4 million or $0.17 per diluted share in the fourth quarter of 2003 compared to $17.8 million or $1.03 per diluted share in the fourth quarter of 2002.

The fourth quarter 2003 net operating loss aggregating $3.4 million was comprised of a $2.2 million operating loss related primarily to external professional liability insurance costs for the Florida and Texas nursing centers sold in the second quarter of 2003, a $2.2 million operating loss related to the ten unprofitable facilities purchased from Ventas in December 2003, and income of $1.0 million from the other operations divested in the fourth quarter of 2003. The Company did not record any adjustments in the fourth quarter of 2003 to the professional liability reserves for the Florida and Texas nursing centers established at June 30, 2003.

In the fourth quarter of 2003, the Company reduced the carrying values of the Divested Operations to their estimated fair value less costs of disposal. The net loss on the divestitures in the fourth quarter of 2003, substantially all of which related to the ten unprofitable facilities purchased from Ventas in December 2003, aggregated $42.6 million or $2.09 per diluted share.

Based upon the status of the Company’s negotiations to dispose of the ten unprofitable facilities purchased from Ventas in December 2003, the Company expects sales proceeds from these divestitures to approximate $27 million. The Company expects to complete these divestitures by June 30, 2004.

Assets not sold at December 31, 2003 have been measured at the lower of carrying value or estimated fair value less costs of disposal and have been classified as held for sale in the Company’s consolidated balance sheet.

Fiscal Year Results

Continuing Operations

Consolidated revenues for the year ended December 31, 2003 increased 5% to $3.3 billion from $3.1 billion for fiscal 2002. Net income from continuing operations totaled $49.5 million or $2.82 per diluted share compared to $85.5 million or $4.75 per diluted share in 2002. Despite significant increases in both hospital and pharmacy operating income, operating results in 2003 were adversely impacted by the expiration of certain nursing center Medicare reimbursements on October 1, 2002 that reduced nursing center pretax income by approximately $42 million for the first nine months of 2003. In addition, increases in professional liability costs in 2003, most of which were incurred by the Company’s nursing center business, reduced pretax income by approximately $27 million.

Operating results for fiscal 2003 included income of $14 million related to the resolution of certain prior year hospital Medicare cost reports and other hospital reimbursement issues in the third quarter. Operating results for fiscal 2002 included a $12 million favorable hospital accounts receivable settlement with a private insurance company in the third quarter.

In addition to the fourth quarter items discussed previously, operating results for fiscal 2002 included a $0.5 million pretax lease termination charge for an unprofitable hospital and a $5.5 million pretax credit to adjust accrued restructuring costs.

Interest expense for both the third quarter of 2003 and 2002 included approximately $2 million of gains realized in connection with the prepayment of long-term debt.

Discontinued Operations

Net operating losses of the Divested Operations aggregated $45.4 million or $2.59 per diluted share in 2003 compared to $50.7 million or $2.82 per diluted share in 2002. The net loss on the disposal of the Divested Operations aggregated $79.4 million or $4.53 per diluted share in 2003.

Other Information

Professional Liability Costs

As previously discussed, the Company recorded a $4 million pretax reduction in professional liability costs in the fourth quarter of 2003 based on the results of the regular quarterly independent actuarial valuation. Approximately $3 million of this favorable adjustment was reflected in the Company’s nursing center business and the remainder was credited to the Company’s hospital division. For the quarter ended December 31, 2003, the Company’s professional liability costs aggregated $17 million, of which approximately $12 million was charged to the nursing center business. Third quarter 2003 professional liability costs aggregated $21 million, of which approximately $15 million was charged to the nursing center business.

For the year ended December 31, 2003, the Company’s professional liability costs aggregated $90 million, of which approximately $67 million was charged to the nursing center business. While the Company expects that professional liability costs for 2004 may be higher than the costs recorded in 2003, management believes that the annual growth rates for professional liability costs appear to be moderating.

As a result of the regular quarterly independent actuarial valuation, the Company will fund approximately $15 million into its wholly owned limited purpose insurance subsidiary in 2004. The required additional funding for fiscal 2002 totaling $63 million was funded in March 2003.

New Operating Division Announced for 2004

The Company also announced that it has reorganized its rehabilitation services business effective January 1, 2004 by transferring its internal rehabilitation personnel from its nursing centers and consolidating them with its external rehabilitation business. This new operating division will operate under the name “Peoplefirst Rehabilitation.” For accounting purposes, the Company expects to present the operating results of Peoplefirst Rehabilitation as a separate operating division when it reports its first quarter 2004 operating results. The Company expects that the historical presentation of its nursing center and external rehabilitation services segment operating results will not be restated to conform with the new business alignment in 2004.

Paul J. Diaz, President and Chief Executive Officer of the Company, described the operational benefits of the new division. “The primary mission of Peoplefirst Rehabilitation is to support our quality initiatives, clinical program development efforts and growing Medicare business in our nursing centers. This new division will also provide the necessary infrastructure to improve our recruitment and retention of qualified therapists and establish a platform from which we can continue to build our external contract business.”

Management Commentary

“Fiscal 2003 was a year of remarkable achievement for Kindred,” Mr. Diaz remarked. “The successful completion of the Florida and Texas nursing center divestitures in the second quarter provided clarity to our continuing operations, while the fourth quarter purchase of ten other unprofitable facilities for resale provides us with an additional opportunity to focus on our core nursing centers and expand our hospital, pharmacy and rehabilitation businesses. On the operational front, our hospitals reported an outstanding year, reflecting continued improvements in our clinical, customer service and other quality measures and the successful transition to the new Medicare prospective payment system in September. Likewise, our pharmacy business reported another solid year of growth, expanding our external customer base by almost 15% for the year. We also are excited about the prospects in our nursing center business, which reported a strong fourth quarter that included positive news related to professional liability costs and growing Medicare patient mix. Finally, we successfully contained our overhead costs in 2003.”

Commenting on the Company’s growth outlook, Mr. Diaz remarked, “Our strong fourth quarter results support our outlook for continuing operational improvement in 2004. While we focused heavily on some key strategic and operational initiatives in 2003 to reposition the Company going forward, we also continued to execute our development strategy. In our hospital business, we opened a new free-standing hospital in Nashville, Tennessee (60 beds), two new hospitals-in-hospitals in Albuquerque, New Mexico (31 beds) and Dallas, Texas (30 beds) and added capacity to our existing hospitals in St. Petersburg, Florida (22 beds) and Boston, Massachusetts (23 beds). In 2004, we have opened or have agreements to open four new hospitals-in-hospitals in Oceanside, California (38 beds), Dover, New Jersey (45 beds), Louisville, Kentucky (30 beds) and St. Louis, Missouri (38 beds), and two free-standing hospitals in Corpus Christi, Texas (74 beds) and Dayton, Ohio (68 beds). In KPS, our institutional pharmacy business, we continue to gain market share by expanding our existing customer base and now have approximately 54% of our pharmacy business with non-affiliated customers. We also plan to open four new pharmacies in 2004 to expand into new markets and provide further growth opportunities in this business. Our new rehabilitation services division, Peoplefirst, should provide more opportunities to improve patient care in our nursing centers and the necessary infrastructure to expand our external customer base without deploying significant amounts of capital.”

Board of Directors Change

The Company announced that Mr. James Bolin has resigned from the Board of Directors effective March 5, 2004. Mr. Edward L. Kuntz, Executive Chairman of the Board, commented, “We are thankful to Jim for his service on the Board. He played an important role in advising the Company since its reorganization.”

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, and changes arising from the Medicare prospective payment system for long-term acute care hospitals and the recently enacted Medicare Prescription Drug, Improvement, and Modernization Act of 2003; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, including labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to integrate operations of acquired facilities; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; and (n) the Company’s ability to successfully dispose of the ten unprofitable facilities acquired from Ventas. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. is a national healthcare services company operating hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business.

KINDRED HEALTHCARE, INC.

Financial Summary

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Revenues	$830,978	$792,290	$3,284,019	$3,120,770

Income from continuing operations	$15,485	$20,921	$49,454	$85,521
Discontinued operations, net of income taxes:
Loss from operations	(3,407)	(17,852)	(45,377)	(50,768)
Loss on divestiture of operations	(42,567)	–	(79,413)	–

Net income (loss)	$(30,489)	$3,069	$(75,336)	$34,753

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.88	$1.21	$2.83	$4.93
Discontinued operations:
Loss from operations	(0.19)	(1.03)	(2.60)	(2.93)
Loss on divestiture of operations	(2.43)	–	(4.55)	–

Net income (loss)	$(1.74)	$0.18	$(4.32)	$2.00

Diluted:
Income from continuing operations	$0.76	$1.21	$2.82	$4.75
Discontinued operations:
Loss from operations	(0.17)	(1.03)	(2.59)	(2.82)
Loss on divestiture of operations	(2.09)	–	(4.53)	–

Net income (loss)	$(1.50)	$0.18	$(4.30)	$1.93

Shares used in computing earnings (loss) per common share:
Basic	17,531	17,377	17,440	17,361
Diluted	20,342	17,384	17,524	18,001

KINDRED HEALTHCARE, INC.

Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Revenues	$830,978	$792,290	$3,284,019	$3,120,770

Salaries, wages and benefits	473,263	450,139	1,865,447	1,770,654
Supplies	113,293	103,298	429,616	401,348
Rent	64,230	63,431	256,306	249,195
Other operating expenses	131,524	121,442	563,507	487,855
Depreciation	21,328	18,164	80,857	68,251
Interest expense	3,388	3,135	10,322	12,040
Investment income	(1,491)	(2,029)	(6,135)	(9,638)

	805,535	757,580	3,199,920	2,979,705

Income from continuing operations before reorganization items and income taxes	25,443	34,710	84,099	141,065
Reorganization items	(1,010)	–	(1,010)	(5,520)

Income from continuing operations before income taxes	26,453	34,710	85,109	146,585
Provision for income taxes	10,968	13,789	35,655	61,064

Income from continuing operations	15,485	20,921	49,454	85,521
Discontinued operations, net of income taxes:
Loss from operations	(3,407)	(17,852)	(45,377)	(50,768)
Loss on divestiture of operations	(42,567)	–	(79,413)	–

Net income (loss)	$(30,489)	$3,069	$(75,336)	$34,753

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.88	$1.21	$2.83	$4.93
Discontinued operations:
Loss from operations	(0.19)	(1.03)	(2.60)	(2.93)
Loss on divestiture of operations	(2.43)	–	(4.55)	–

Net income (loss)	$(1.74)	$0.18	$(4.32)	$2.00

Diluted:
Income from continuing operations	$0.76	$1.21	$2.82	$4.75
Discontinued operations:
Loss from operations	(0.17)	(1.03)	(2.59)	(2.82)
Loss on divestiture of operations	(2.09)	–	(4.53)	–

Net income (loss)	$(1.50)	$0.18	$(4.30)	$1.93

Shares used in computing earnings (loss) per common share:
Basic	17,531	17,377	17,440	17,361
Diluted	20,342	17,384	17,524	18,001

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(In thousands, except per share amounts)

	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$66,524	$244,070
Cash – restricted	7,339	7,908
Insurance subsidiary investments	146,325	130,415
Accounts receivable less allowance for loss	429,304	420,611
Inventories	29,984	30,460
Deferred tax assets	89,836	32,123
Assets held for sale	27,400	–
Other	46,375	54,729

	843,087	920,316

Property and equipment	671,850	611,944
Accumulated depreciation	(193,310)	(115,373)

	478,540	496,571

Goodwill	31,417	88,259
Insurance subsidiary investments	74,618	18,171
Deferred tax assets	92,093	43,338
Other	65,659	77,523

	$1,585,414	$1,644,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119,087	$124,466
Salaries, wages and other compensation	214,113	220,124
Due to third party payors	31,406	25,177
Professional liability risks	83,725	45,346
Other accrued liabilities	88,333	104,674
Income taxes	36,684	62,111
Long-term debt due within one year	4,532	258

	577,880	582,156

Long-term debt	139,397	162,008
Professional liability risks	212,013	211,771
Deferred credits and other liabilities	58,559	56,615

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 18,170 shares – December 31, 2003 and 17,649 shares – December 31, 2002	4,543	4,412
Capital in excess of par value	589,936	547,609
Deferred compensation	(8,040)	(6,967)
Accumulated other comprehensive income	348	460
Retained earnings	10,778	86,114

	597,565	631,628

	$1,585,414	$1,644,178

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Year ended December 31,
	2003	2002
Cash flows from operating activities:
Net income (loss)	$(75,336)	$34,753
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	83,301	71,356
Amortization of deferred compensation costs	5,828	6,778
Provision for doubtful accounts	29,575	13,551
Deferred income taxes	(8,500)	(17,608)
Loss on divestiture of discontinued operations	79,413	–
Unusual transactions	–	(1,795)
Reorganization items	(1,010)	(5,520)
Other	1,278	1,224
Change in operating assets and liabilities:
Accounts receivable	(52,977)	(3,063)
Inventories and other assets	19,403	(11,303)
Accounts payable	(3,624)	11,887
Income taxes	11,585	45,519
Due to third party payors	6,229	(12,108)
Other accrued liabilities	25,508	119,995

Net cash provided by operating activities before reorganization items	120,673	253,666
Payment of reorganization items	(1,378)	(4,987)

Net cash provided by operating activities	119,295	248,679

Cash flows from investing activities:
Purchase of property and equipment	(84,096)	(84,071)
Acquisition of healthcare facilities	(149,266)	(45,931)
Sale of assets	66,741	752
Surety bond deposits	1,766	9,676
Purchase of insurance subsidiary investments	(156,774)	(4,494)
Sale of insurance subsidiary investments	61,940	3,703
Net change in insurance subsidiary cash and cash equivalents	22,477	(31,718)
Net change in other investments	1,059	6,166
Other	(353)	64

Net cash used in investing activities	(236,506)	(145,853)

Cash flows from financing activities:
Repayment of long-term debt	(62,219)	(50,570)
Payment of deferred financing costs	(3,677)	(1,375)
Issuance of common stock	7,881	159
Repurchase of common stock	–	(1,046)
Other	(2,320)	3,277

Net cash used in financing activities	(60,335)	(49,555)

Change in cash and cash equivalents	(177,546)	53,271
Cash and cash equivalents at beginning of period	244,070	190,799

Cash and cash equivalents at end of period	$66,524	$244,070

KINDRED HEALTHCARE, INC.

Business Segment Data

(In thousands)

	2002 Quarters					2003 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Revenues:
Hospital division	$285,626	$313,856	$321,951	$319,904	$1,241,337	$331,862	$338,360	$341,368	$325,619	$1,337,209

Health services division:
Nursing centers	411,273	412,253	422,392	412,741	1,658,659	410,832	416,768	431,978	433,532	1,693,110
Rehabilitation services	7,830	8,566	8,697	9,203	34,296	8,502	8,795	12,065	14,121	43,483

	419,103	420,819	431,089	421,944	1,692,955	419,334	425,563	444,043	447,653	1,736,593

Pharmacy division	57,049	57,915	62,076	64,699	241,739	66,126	64,850	67,075	74,382	272,433

	761,778	792,590	815,116	806,547	3,176,031	817,322	828,773	852,486	847,654	3,346,235
Elimination of pharmacy charges to Company nursing centers	(13,353)	(13,637)	(14,014)	(14,257)	(55,261)	(15,164)	(14,925)	(15,451)	(16,676)	(62,216)

	$748,425	$778,953	$801,102	$792,290	$3,120,770	$802,158	$813,848	$837,035	$830,978	$3,284,019

Income from continuing operations:
Operating income (loss):
Hospital division	$57,701	$62,499	$70,828	$70,191	$261,219	$70,538	$75,455	$87,171	$73,702	$306,866

Health services division:
Nursing centers	82,507	85,564	62,431	62,182	292,684	43,424	57,235	54,944	64,436	220,039
Rehabilitation services	(66)	288	1,155	(1,639)	(262)	(959)	(750)	261	(315)	(1,763)

	82,441	85,852	63,586	60,543	292,422	42,465	56,485	55,205	64,121	218,276

Pharmacy division	5,492	5,633	5,630	5,926	22,681	6,702	6,133	6,150	7,508	26,493

Corporate:
Overhead	(31,674)	(29,200)	(30,812)	(19,469)	(111,155)	(26,713)	(28,354)	(28,670)	(28,898)	(112,635)
Insurance subsidiary	(1,001)	(1,203)	(1,745)	(2,100)	(6,049)	(2,607)	(3,407)	(4,002)	(3,535)	(13,551)

	(32,675)	(30,403)	(32,557)	(21,569)	(117,204)	(29,320)	(31,761)	(32,672)	(32,433)	(126,186)

	112,959	123,581	107,487	115,091	459,118	90,385	106,312	115,854	112,898	425,449
Unusual transactions	–	(525)	–	2,320	1,795	–	–	–	–	–
Reorganization items	–	5,520	–	–	5,520	–	–	–	1,010	1,010

Operating income	112,959	128,576	107,487	117,411	466,433	90,385	106,312	115,854	113,908	426,459
Rent	(60,323)	(62,483)	(62,958)	(63,431)	(249,195)	(63,078)	(64,215)	(64,783)	(64,230)	(256,306)
Depreciation	(16,022)	(16,664)	(17,401)	(18,164)	(68,251)	(19,195)	(19,927)	(20,407)	(21,328)	(80,857)
Interest, net	(1,856)	(413)	973	(1,106)	(2,402)	(1,253)	(1,316)	279	(1,897)	(4,187)

Income from continuing operations before income taxes	34,758	49,016	28,101	34,710	146,585	6,859	20,854	30,943	26,453	85,109
Provision for income taxes	14,314	20,085	12,876	13,789	61,064	4,348	7,710	12,629	10,968	35,655

	$20,444	$28,931	$15,225	$20,921	$85,521	$2,511	$13,144	$18,314	$15,485	$49,454

KINDRED HEALTHCARE, INC.

Business Segment Data (Continued)

(In thousands)

	2002 Quarters					2003 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Rent:
Hospital division	$22,309	$23,702	$23,515	$23,393	$92,919	$23,284	$23,706	$23,441	$22,753	$93,184

Health services division:
Nursing centers	37,323	38,048	38,684	39,016	153,071	39,031	39,808	$40,459	40,530	159,828
Rehabilitation services	24	24	37	43	128	69	95	123	185	472

	37,347	38,072	38,721	39,059	153,199	39,100	39,903	40,582	40,715	160,300

Pharmacy division	634	646	670	913	2,863	630	547	698	703	2,578

Corporate	33	63	52	66	214	64	59	62	59	244

	$60,323	$62,483	$62,958	$63,431	$249,195	$63,078	$64,215	$64,783	$64,230	$256,306

Depreciation:
Hospital division	$6,196	$6,468	$6,820	$6,897	$26,381	$7,054	$7,450	$7,684	$8,257	$30,445

Health services division:
Nursing centers	5,730	5,788	6,035	6,129	23,682	6,373	6,569	6,688	6,740	26,370
Rehabilitation services	9	6	13	15	43	16	20	22	25	83

	5,739	5,794	6,048	6,144	23,725	6,389	6,589	6,710	6,765	26,453

Pharmacy division	380	410	451	498	1,739	517	539	561	560	2,177

Corporate	3,707	3,992	4,082	4,625	16,406	5,235	5,349	5,452	5,746	21,782

	$16,022	$16,664	$17,401	$18,164	$68,251	$19,195	$19,927	$20,407	$21,328	$80,857

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$3,316	$6,430	$6,056	$10,831	$26,633	$2,822	$4,133	$5,773	$13,388	$26,116
Health services division	2,116	4,728	6,498	10,785	24,127	3,273	6,422	9,803	9,815	29,313
Pharmacy division	396	782	882	1,431	3,491	616	522	815	2,254	4,207
Corporate:
Information systems	3,330	6,632	6,474	9,140	25,576	3,207	5,992	4,071	8,223	21,493
Other	710	787	1,056	1,691	4,244	647	408	361	1,551	2,967

	$9,868	$19,359	$20,966	$33,878	$84,071	$10,565	$17,477	$20,823	$35,231	$84,096

KINDRED HEALTHCARE, INC.

Business Segment Data (Continued)

(Unaudited)

	2002 Quarters					2003 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital data:
End of period data:
Number of hospitals	55	61	62	63		63	63	64	66
Number of licensed beds	4,629	4,944	5,012	5,053		5,076	5,098	5,129	5,219

Revenue mix % (a):
Medicare	58	60	58	61	59	60	59	62	63	61
Medicaid	10	9	8	9	9	8	8	7	8	8
Private and other	32	31	34	30	32	32	33	31	29	31

Admissions:
Medicare	5,295	6,259	5,770	6,193	23,517	6,612	6,346	6,053	6,681	25,692
Medicaid	579	567	606	620	2,372	648	604	670	661	2,583
Private and other	1,117	1,569	1,217	1,181	5,084	1,281	1,322	1,333	1,359	5,295

	6,991	8,395	7,593	7,994	30,973	8,541	8,272	8,056	8,701	33,570

Patients days:
Medicare	188,530	211,684	203,199	205,735	809,148	216,266	214,116	193,069	191,904	815,355
Medicaid	32,680	31,948	32,410	34,206	131,244	31,764	32,470	31,362	29,488	125,084
Private and other	56,018	54,901	54,847	55,225	220,991	56,225	59,339	54,080	52,725	222,369

	277,228	298,533	290,456	295,166	1,161,383	304,255	305,925	278,511	274,117	1,162,808

Average length of stay:
Medicare	35.6	33.8	35.2	33.2	34.4	32.7	33.7	31.9	28.7	31.7
Medicaid	56.4	56.3	53.5	55.2	55.3	49.0	53.8	46.8	44.6	48.4
Private and other	50.2	35.0	45.1	46.8	43.5	43.9	44.9	40.6	38.8	42.0
Weighted average	39.7	35.6	38.3	36.9	37.5	35.6	37.0	34.6	31.5	34.6

Revenues per admission (a):
Medicare	$31,397	$30,208	$32,062	$31,386	$31,241	$30,050	$31,594	$35,157	$30,987	$31,878
Medicaid	49,561	46,462	44,113	46,755	46,695	40,547	44,766	36,974	37,825	39,910
Private and other	81,187	62,740	90,567	81,747	77,869	83,449	83,830	77,860	68,870	78,395
Weighted average	40,856	37,386	42,401	40,018	40,078	38,855	40,904	42,374	37,423	39,833

Revenues per patient day (a):
Medicare	$882	$893	$910	$945	$908	$919	$936	$1,102	$1,079	$1,004
Medicaid	878	825	825	847	844	827	833	790	848	824
Private and other	1,619	1,793	2,010	1,748	1,791	1,901	1,868	1,919	1,775	1,867
Weighted average	1,030	1,051	1,108	1,084	1,069	1,091	1,106	1,226	1,188	1,150

Average daily census	3,080	3,281	3,157	3,208	3,182	3,381	3,362	3,027	2,980	3,186
Occupancy %	69.8	68.3	66.0	66.7	67.6	69.8	69.0	61.9	59.9	65.1

(a)	Includes income of $14 million related to certain Medicare reimbursement issues recorded in the third quarter of 2003 and income of $12 million related to a favorable accounts receivable settlement with a private insurance company recorded in the third quarter of 2002.

KINDRED HEALTHCARE, INC.

Business Segment Data (Continued)

(Unaudited)

	2002 Quarters					2003 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	250	248	248	248		248	248	248	248
Managed	14	10	10	7		7	7	7	7

	264	258	258	255		255	255	255	255

Number of licensed beds:
Owned or leased	32,407	32,342	32,333	32,314		32,293	32,124	32,118	32,124
Managed	1,417	1,017	1,017	803		803	803	803	803

	33,824	33,359	33,350	33,117		33,096	32,927	32,921	32,927

Revenue mix %:
Medicare	34	34	33	31	33	33	33	32	33	32
Medicaid	46	47	48	50	48	48	48	50	48	49
Private and other	20	19	19	19	19	19	19	18	19	19

Patients days (excludes managed facilities):
Medicare	388,198	392,362	383,976	377,106	1,541,642	398,646	399,150	394,957	397,254	1,590,007
Medicaid	1,705,650	1,713,448	1,757,643	1,764,892	6,941,633	1,699,726	1,707,907	1,757,580	1,737,615	6,902,828
Private and other	446,087	446,163	446,399	437,462	1,776,111	410,378	418,824	422,529	426,890	1,678,621

	2,539,935	2,551,973	2,588,018	2,579,460	10,259,386	2,508,750	2,525,881	2,575,066	2,561,759	10,171,456

Revenues per patient day:
Medicare	$359	$358	$361	$335	$353	$338	$342	$344	$364	$347
Medicaid	112	112	115	117	114	117	118	123	120	119
Private and other	180	180	183	182	181	188	189	188	190	189
Weighted average	162	162	163	160	162	164	165	168	169	167

Average daily census	28,222	28,044	28,131	28,038	28,108	27,875	27,757	27,990	27,845	27,867
Occupancy %	86.2	86.1	86.7	86.4	86.4	86.0	85.6	86.8	86.4	86.2

Pharmacy data:
Number of customer licensed beds at end of period:
Company-operated	30,471	30,568	30,279	29,966		29,804	27,566	27,886	28,280
Non-affiliated	25,695	27,148	28,460	28,873		28,365	28,848	29,507	33,127

	56,166	57,716	58,739	58,839		58,169	56,414	57,393	61,407